UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2013

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43455 Business Park Drive

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2013, Outdoor Channel Holdings, Inc. (“Outdoor Channel”) entered into Amendment No. 1 to the Agreement and Plan of Merger by and among Outdoor Channel, Kroenke Sports & Entertainment, LLC (“KSE”) and KSE Merger Sub, Inc. (the “KSE Amendment”). The KSE Amendment modifies the previously announced Agreement and Plan of Merger, dated as of March 13, 2013 (as amended, the “Merger Agreement”), which provides for the acquisition of Outdoor Channel by KSE.

The KSE Amendment increases the consideration to be paid to Outdoor Channel’s stockholders for their shares of Outdoor Channel common stock if the merger is completed to $9.35 per share in cash from $8.75 per share in cash. A copy of the KSE Amendment is included below.

Prior to the execution of the KSE Amendment, on April 30, 2013, InterMedia Partners VII, L.P. and InterMedia Outdoors Holdings, LLC delivered a written proposal to Outdoor Channel, proposing to acquire, on the terms and conditions set forth in the proposal, all of the outstanding shares of common stock of Outdoor Channel, at a price of $9.15 per share in cash.

The KSE Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events

On May 2, 2013, Outdoor Channel issued a press release announcing entry into the KSE Amendment and the Outdoor Channel board of directors’ recommendation that Outdoor Channel stockholders vote to approve the adoption of the Merger Agreement as amended by the KSE Amendment at the special meeting of Outdoor Channel stockholders to be held on May 8, 2013, at 9:00 a.m., Pacific Time, at Outdoor Channel’s facilities located at 43455 Business Park Drive, Temecula, California 92590.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor Statement

Certain matters discussed in this Current Report on Form 8-K, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in Outdoor Channel’s current and periodic reporting filed with the U.S. Securities and Exchange Commission (“SEC”) could affect the future results of Outdoor Channel and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of the Outdoor Channel stockholders to adopt the Merger Agreement;

•	the risk that the other conditions to closing of the merger may not be satisfied;

•	the merger may involve unexpected costs, liabilities or delays;

•	risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the business of Outdoor Channel may suffer as a result of uncertainty surrounding the merger, including the merger making it more difficult to maintain certain strategic relationships;

•	the risk that the merger may not be consummated by the expected closing date or at all; and

•	risks relating to litigation in respect of the merger.

Outdoor Channel also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Outdoor Channel undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel has filed a definitive proxy statement with the SEC on April 11, 2013 which was mailed to Outdoor Channel stockholders on or about April 12, 2013. The definitive proxy statement contains important information about the proposed merger and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders can obtain free copies of the definitive proxy statement and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov, or through Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. A description of the interests of Outdoor Channel’s directors and executive officers in Outdoor Channel is set forth in the definitive proxy statement and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its amendment to its annual report on Form 10-K filed with the SEC on March 13, 2013. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No.1, dated as of May 2, 2013, to the Agreement and Plan of Merger dated March 13, 2013, by and among Kroenke Sports & Entertainment, LLC, KSE Merger Sub, Inc. and Outdoor Channel Holdings, Inc.

99.1	Press Release, issued by Outdoor Channel, Holdings, Inc., dated May 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: May 3, 2013	/s/ Catherine C. Lee
Catherine C. Lee
Exec. VP, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Amendment No.1, dated as of May 2, 2013, to the Agreement and Plan of Merger dated March 13, 2013, by and among Kroenke Sports & Entertainment, LLC, KSE Merger Sub, Inc. and Outdoor Channel Holdings, Inc.

99.1	Press Release, issued by Outdoor Channel, Holdings, Inc., dated May 2, 2013